Earnings Conference Call – Fourth Quarter 2019 January 29, 2020 Bob Biesterfeld, CEO Mike Zechmeister, CFO Bob Houghton, VP of Corporate Finance 1

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; changes in relationships with existing contracted truck, rail, ocean, and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to successfully integrate the operations of acquired companies with our historic operations; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with operations outside of the United States; risks associated with the potential impact of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel price increases or decreases, or fuel shortages; cyber-security related risks; the impact of war on the economy; changes to our capital structure; risks related to the elimination of LIBOR; and other risks and uncertainties detailed in our Annual and Quarterly Reports. 2 2

Q4 2019 Summary ▪ Fourth quarter results below our long-term targets ▪ Improving volume trends in truckload ▪ Entered a definitive agreement to acquire Prime Distribution Services 3 3

Results Q4 2019

in thousands, except per share amounts and headcount

	Three Months Ended December 31			Twelve Months Ended December 31		
	2019	2018	% Change	2019	2018	% Change
Total Revenues	$3,793,326	$4,137,908	(8.3%)	$15,309,508	$16,631,172	(7.9%)
Total Net Revenues	$578,863	$713,783	(18.9%)	$2,586,310	$2,705,235	(4.4%)
Net Revenue Margin %	*15.3%*	*17.2%*	*(190 bps)*	*16.9%*	*16.3%*	*60 bps*
Personnel Expenses	$298,981	$339,316	(11.9%)	$1,298,528	$1,343,542	(3.4%)
Selling, General, and Admin	$143,076	$118,950	20.3%	$497,806	$449,610	10.7%
Income from Operations	$136,806	$255,517	(46.5%)	$789,976	$912,083	(13.4%)
Operating Margin %	*23.6%*	*35.8%*	*(1,220 bps)*	*30.5%*	*33.7%*	*(320 bps)*
Depreciation and Amortization	$25,327	$24,327	4.1%	$100,449	$96,729	3.8%
Net Income	$99,106	$187,150	(47.0%)	$576,968	$664,505	(13.2%)
Earnings Per Share (Diluted)	$0.73	$1.34	(45.5%)	$4.19	$4.73	(11.4%)
Average Headcount	15,540	15,243	1.9%	15,551	15,204	2.3%

- Decline in net revenues driven primarily by margin compression in truckload
- Decrease in personnel expenses driven by a decline in variable compensation expense and partially offset by increased IT spend
- The largest contributors to the SG&A expense increase were increased technology spend and purchased services related to accelerating our growth and cost savings initiatives

C.H. ROBINSON

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Q4 2019 Other Income Statement Items ▪ Q4 effective tax rate of 21.4% vs. 23.9% last year ▪ $3.2 million benefit from one-time items ▪ Expect full-year 2020 effective tax rate to be 22.0-24.0% ▪ $0.9 million unfavorable impact from currency revaluation ▪ Interest expense decline due to lower debt levels ▪ Weighted average diluted shares outstanding down 1.8 percent ‹#› 5

Q4 2019 Cash Flow and Capital Distribution Cash Flow from Operations Capital Distribution (19.9%) (18.5%) $264.0M $168.4M $211.6M $137.3M Share Repurchases Cash Dividends Q4 2018 Q4 2019 Q4 2018 Q4 2019 ▪ $52.4 million decrease in cash flow ▪ $137.3 million returned to primarily driven by lower net income shareholders ▪ $19.5 million in capital expenditures ▪ $69.9 million in cash dividends ▪ Expect full-year 2020 capital ▪ $67.4 million in share expenditures to be $60-70 million repurchases ▪ 863,096 shares repurchased in the fourth quarter at an average price of $78.07 per share ‹#› 6 ◦ Dividend payout ratio of

Q4 2019 Balance Sheet in thousands December 31, December 31, 2019 2018 % Change Accounts Receivable, Net(1) $2,107,255 $2,322,073 (9.3%) Accounts Payable(2) $1,164,029 $1,182,927 (1.6%) Net Operating Working Capital(3) $943,226 $1,139,146 (17.2%) ▪ Total debt balance $1.24 billion ▪ $600 million senior unsecured notes, 4.20% coupon ▪ $500 million private placement debt, 4.28% average coupon ▪ $143 million accounts receivable securitization debt facility, 2.5% borrowing rate ▪ 4.1% weighted average interest rate in the quarter (1) Accounts receivable amount includes contract assets. (2) Accounts payable amount includes outstanding checks and accrued transportation expense. (3) Net operating working capital is defined as net accounts receivable less accounts payable. ‹#› 7

First Quarter 2020 Trends – January ▪ January to date total company net revenue per business day has decreased approximately 18 percent when compared to January 2019 ▪ North America truckload volume per business day has increased 6 percent on a year-over-year basis in January 8 8

NAST Truckload Cost and Price Change(1) 25% 20% 15% 10% 5% 0% -5% -10% YoY Price Change YoY Cost Change -15% YO Y % CHANGE IN COST AND PRICE -20% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 NAST Q4 Truckload ▪ North American Surface Transportation ("NAST") truckload (1) cost and price change chart represents truckload Volume 0.0% shipments in North America Pricing(1)(2)(3) (11.0%) (1)(2)(3) ▪ Includes the impact of the truckload service line previously Cost (7.5%) reported in the Robinson Fresh segment Net Revenue Margin (1) Growth rates are rounded to the nearest 0.5 percent. (2) Pricing and cost measures exclude the estimated impact of the change in fuel prices. ‹#› 9 (3) Represents price and cost YoY change for North America shipments across all segments.

Q4 2019 NAST Results by Service Line Truckload, Less Than Truckload and Intermodal in thousands Three Months Ended December 31 ▪ Year-over-year price Net Revenues 2019 2018 % Change declines in truckload, LTL Truckload $264,191 $375,289 (29.6%) and intermodal LTL $112,213 $116,195 (3.4%) Intermodal $8,217 $8,483 (3.1%) ▪ Net revenue margin Other $6,020 $8,723 (31.0%) compression in truckload Total Net Revenues $390,641 $508,690 (23.2%) and LTL Net Revenue Margin % 14.0% 16.7% (270 bps) ▪ 4.5 percent volume Truckload LTL Intermodal increase(3) in LTL Pricing(1)(2) Cost(1)(2) ▪ Added 3,800 new carriers Volume in the quarter Net Revenue Margin (1) Represents price and cost YoY change for North America shipments across all segments. (2) Pricing and cost measures exclude the estimated impact of the change in fuel prices. ‹#› 10 (3) Growth rate is rounded to the nearest 0.5 percent.

Q4 2019 NAST Operating Income Q4 Operating Income Q4 Operating Margin % (43.3%) (1,180 bps) $230.1M 45.2% 33.4% $130.5M Q4 2018 Q4 2019 Q4 2018 Q4 2019 ▪ Decreased net revenues ▪ Average headcount decreased 3.3 percent ▪ Lower variable compensation ‹#› 11

Q4 2019 Global Forwarding Results by Service Line Ocean, Air and Customs in thousands Three Months Ended December 31 ▪ Ocean, air and customs net Net Revenues 2019 2018 % Change revenue declines due to Ocean $73,445 $82,113 (10.6%) lower pricing and volume Air $24,448 $28,051 (12.8%) ▪ Space Cargo acquisition net Customs $22,941 $23,762 (3.5%) revenue impact to Global (1) Other $8,155 $8,811 (7.4%) Forwarding : Total Net Revenues $128,989 $142,737 (9.6%) ▪ Ocean +2 ppts Net Revenue Margin % 21.5% 21.1% 40 bps ▪ Air +6 ppts ▪ Customs +1 ppt Ocean Air Pricing Volume Net Revenue Margin ‹#› 12 (1) Growth rates are rounded to the nearest percent.

Q4 2019 Global Forwarding Operating Income Q4 Operating Income Q4 Operating Margin % (49.5%) (920 bps) $29.8M 20.9% 11.7% $15.0M Q4 2018 Q4 2019 Q4 2018 Q4 2019 ▪ Decreased net revenues ▪ 3.4 percent increase in average headcount ▪ Space Cargo acquisition contributed 3.5 percentage points to Global Forwarding headcount growth(1) ▪ Increased SG&A expenses ‹#› 13 (1) Growth rates are rounded to the nearest 0.5 percent.

Q4 2019 All Other and Corporate Results Robinson Fresh, Managed Services and Other Surface Transportation in thousands Three Months Ended December 31 Net Revenues 2019 2018 % Change Robinson Fresh $22,907 $27,003 (15.2%) Managed Services $21,380 $20,318 5.2% Other Surface Transportation $14,946 $15,035 (0.6%) Total $59,233 $62,356 (5.0%) Robinson Fresh ▪ Case volume decline of 6.0 percent(1) Managed Services ▪ Over $4 billion in annual freight under management Other Surface Transportation ▪ Dema Service acquisition added 9.0 percentage points of net revenue growth(1) ‹#› 14 (1) Growth rates are rounded to the nearest 0.5 percent.

Final Comments ▪ Expectations for 2020: ▪ Expect net revenue per load headwinds through the first half of 2020 ▪ Leverage technology investments to drive productivity gains and increasing levels of automation ▪ Three-year $100 million cost reduction initiative ▪ Opportunistic share repurchases ‹#› 15

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Q4 2019 Transportation Results(1) in thousands Three Months Ended December 31 Twelve Months Ended December 31 Transportation 2019 2018 % Change 2019 2018 % Change Total Revenues $3,570,405 $3,896,750 (8.4%) $14,322,295 $15,515,921 (7.7%) Total Net Revenues $557,205 $688,891 (19.1%) $2,482,862 $2,593,744 (4.3%) Net Revenue Margin % 15.6% 17.7% (210 bps) 17.3% 16.7% 60 bps Transportation Net Revenue Margin % 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q1 17.4% 17.2% 16.9% 16.3% 15.3% 16.8% 19.7% 17.3% 16.4% 18.6% Q2 15.8% 16.2% 14.9% 15.4% 16.0% 17.5% 19.3% 16.2% 16.2% 18.3% Q3 16.6% 16.4% 15.6% 15.0% 16.2% 18.4% 17.6% 16.4% 16.6% 16.9% Q4 17.6% 16.3% 15.8% 15.1% 15.9% 19.0% 17.2% 16.6% 17.7% 15.6% Total 16.8% 16.5% 15.8% 15.4% 15.9% 17.9% 18.4% 16.6% 16.7% 17.3% ‹#› 17 (1) Includes results across all segments.

Q4 2019 NAST Results in thousands, except headcount Three Months Ended December 31 Twelve Months Ended December 31 2019 2018 % Change 2019 2018 % Change Total Revenues $2,788,547 $3,050,247 (8.6%) $11,283,692 $12,346,757 (8.6%) Total Net Revenues $390,641 $508,690 (23.2%) $1,797,369 $1,906,261 (5.7%) Net Revenue Margin % 14.0% 16.7% (270 bps) 15.9% 15.4% 50 bps Income from Operations $130,548 $230,070 (43.3%) $722,763 $821,844 (12.1%) Operating Margin % 33.4% 45.2% (1,180 bps) 40.2% 43.1% (290 bps) Depreciation and Amortization $6,384 $6,385 0.0% $24,508 $25,290 (3.1%) Total Assets $2,550,010 $2,567,120 (0.7%) $2,550,010 $2,567,120 (0.7%) Average Headcount 7,154 7,396 (3.3%) 7,354 7,387 (0.4%) ‹#› 18

Q4 2019 Global Forwarding Results in thousands, except headcount Three Months Ended December 31 Twelve Months Ended December 31 2019 2018 % Change 2019 2018 % Change Total Revenues $600,168 $677,125 (11.4%) $2,327,913 $2,487,744 (6.4%) Total Net Revenues $128,989 $142,737 (9.6%) $533,976 $543,906 (1.8%) Net Revenue Margin % 21.5% 21.1% 40 bps 22.9% 21.9% 100 bps Income from Operations $15,030 $29,782 (49.5%) $80,527 $91,626 (12.1%) Operating Margin % 11.7% 20.9% (920 bps) 15.1% 16.8% (170 bps) Depreciation and Amortization $9,293 $8,751 6.2% $36,720 $35,148 4.5% Total Assets $1,021,592 $969,736 5.3% $1,021,592 $969,736 5.3% Average Headcount 4,824 4,664 3.4% 4,766 4,711 1.2% ‹#› 19

Q4 2019 All Other and Corporate Results in thousands, except headcount Three Months Ended December 31 Twelve Months Ended December 31 2019 2018 % Change 2019 2018 % Change Total Revenues $404,611 $410,536 (1.4%) $1,697,903 $1,796,671 (5.5%) Total Net Revenues $59,233 $62,356 (5.0%) $254,965 $255,068 0.0% Income from Operations ($8,772) ($4,335) NM ($13,314) ($1,387) NM Depreciation and Amortization $9,650 $9,191 5.0% $39,221 $36,291 8.1% Total Assets $1,069,458 $890,556 20.1% $1,069,458 $890,556 20.1% Average Headcount 3,562 3,183 11.9% 3,431 3,106 10.5% ‹#› 20

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